Working Credit Facility
                                in the amount of
                                  DM 15,000,000

                                     between

                             Steinbeis Gessner GmbH
                                 - as Borrower -

                                       and

                   Bayerische Vereinsbank Aktiengesellschaft,
                       Munich, Federal Republic of Germany

                                  - as Lender -

Preamble

Whereas, the Borrower has requested the Lender and the Lender has agreed to provide the Borrower with a Working Credit Facility in the maximum principal amount of DM 15,000,000 for the purposes set out in Article 4 below;

The parties herewith agree as follows:

1.    Definitions:

In this working credit facility agreement (the "Facility Agreement"), unless the context otherwise requires:

"Advance(s)" means the principal amount(s) drawn down by the Borrower pursuant to the drawdown request(s) under this Facility Agreement or, as the case may be, the principal sum outstanding as a result of such drawdown(s);

"Business Day" means a day on which Banks are open for business in Munich and London;

"Capex Loan Agreement" shall mean the DM 15,000,000 loan agreement for capital expenditure of the Borrower of even date herewith between the Borrower and the Lender;

"DM" means the lawful currency for the time being of the Federal Republic of Germany;

"Drawdown Date(s)" means the date(s) specified in the drawdown request(s) of the Borrower pursuant to Article 3 below;

"Facility" means the credit to be made available by the Lender to the Borrower under this Facility Agreement;

"Interest Period" has the meaning ascribed to such term in Article 5.1 below;

"Repayment Date" means the date referred to in Article 6.


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

All capitalised terms used herein and not otherwise defined herein shall bear the same meaning herein as ascribed to them in the Capex Loan Agreement, unless the context otherwise requires.

2.    Availability, Conditions Precedent

2.1 The Facility will be made available to the Borrower up to the amount of DM 15,000,000 (Deutsche Marks fifteen million) subject to the condition precedent that the Lender has received all of the following in form and substance satisfactory to it:

      (a) copy, certified to be a true copy of the articles of association and such other corporate documents relating to the Borrower as the Lender may reasonably and timely demand;

      (b) extract, certified to be a true extract of the Commercial Register relating to the Borrower of latest date;

      (c) copy of the Original Financial Statements and the auditor's report regarding the Original Financial Statements and the preliminary annual report per September 30, 1997 for the Borrower;

      (d) specimen signatures of such agents of the Borrower as shall be authorised to sign this Agreement, the drawdown request and any notices required to be given by the Borrower pursuant to the provisions of this Agreement.

      The Lender shall be entitled not to accept any documents presented under this paragraph if the information contained therein does materially differ from any information previously obtained from the Borrower.

2.2 The obligation of the Lender as set out in Article 2.1 is subject to the further condition precedent that


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

(a) the representations and warranties set out in Article 9 are correct as of the date hereof and will be correct on the Drawdown Date;

(b) no event of default set out in Article 11 (or any event which with the giving of notice or lapse of time might constitute an event of default) has occurred and is continuing.

3.    Drawdown

      Subject to the terms and conditions of this Facility Agreement, the Facility will be made available to the Borrower up to the amount of DM 15,000,000 in several Advances, which must be drawn down until the Repayment Date, at the latest. Each drawdown must be preceded by a written drawdown request to be received by the Lender not less than three Business Days prior to the intended Drawdown Date, which must be a Business Day, referring to this Agreement and specifying the intended Drawdown Date and the amount in which the Facility is to be drawn down, such amount to be in a minimum amount of DM 500,000 (or, if higher, in amounts being a multiple of DM 100,000). A drawdown request of the Borrower cannot be withdrawn and binds and obliges the Borrower to accept the requested Advance.

4.    Purpose

      The proceeds of the Facility shall be applied by the Borrower for the financing of working capital purposes and general corporate purposes.

5.    Interest

5.1 The Borrower shall pay interest on each Advance outstanding on the basis of interest periods of a duration of one, three or six months each (the "Interest Periods"). Accrued interest for each Interest Period shall be paid on the last day of each Interest Period. The interest rate applicable for each Interest Period shall be determined pursuant to Article 5.2 by the Lender on a per annum basis two Business Days prior to the beginning of each Interest Period. The first Interest Period of each Advance shall start on the first Drawdown Date. Each succeeding Interest Period shall commence upon


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

      expiry of the last day of the preceding Interest Period. In the event that the last day of an Interest Period would fall on a day not being a Business Day, then such Interest Period shall be extended to the next following Business Day, unless such day would fall in the next calendar month, in which case the last day of such Interest Period shall be the immediately preceding Business Day and such Interest Period shall be shortened accordingly. The last Interest Period for each Advance outstanding shall end on the Repayment Date. The Lender shall notify the Borrower of the duration of each Interest Period promptly after ascertaining its duration.

5.2 Interest on the Facility shall accrue on a per annum basis from the Drawdown Date until repayment in full of the Facility at a rate which shall be the sum of (i) the rate at which the Lender is able to acquire Deutsche Mark deposits for periods comparable to the Interest Period of the relevant Advance in the London Inter-Bank Market at or about 11 a.m. London time and (ii) the margin of 1.75 % (one point seven five per cent) subject to a margin adjustment as set put in Article 5.3. The interest rate on the Facility for each Interest Period shall be determined by the Lender two Business Days prior to the Drawdown Date or, as the case may be, prior to the beginning of each Interest Period.

5.3 The margin shall be adjusted (upwards or downwards, as appropriate) if the Lender, after delivery of an account pursuant to Article 10 by the Borrower to the Lender, shall determine that the Leverage Ratio is for the twelve months period ending on the last day of the month to which the Borrower's account relates is below the Leverage Ratio as set out in the schedule below:

      ====================================================================
      Leverage Ratio                          Applicable Margin
      --------------------------------------------------------------------
      3,5 or greater                          No reduction
      --------------------------------------------------------------------
      Greater than 2,5 and less than 3,5      1,625
      --------------------------------------------------------------------
      2,5 or less                             1,500
      ====================================================================

      A reduction (if any) in the margin will become effective with the beginning of the next Interest Period after the date on which the Lender determines that the margin should be


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

      reduced in accordance with the figures set out in the schedule above, and a reduction will cease (such ceasure become effective with the beginning of the next Interest Period) to exist if the (a) the Lender determines that the Leverage Ratio has for the preceding twelve months period ending on the last day of the month in which the last Borrower' account have been received by the Lender, has not reached the amount as set out in the schedule above for the than margin, or (b) if the Borrower ceases to deliver accounts to the Lender pursuant to the provision of Art. 10 on their due dates, and shall revert to 1.75 % p.a. until a further reduction may occur pursuant to Art. 5.3 above.

5.4 Interest on the Facility shall be calculated on the basis of the actual days elapsed in the respective Interest Period and a year of 360 days, and accrued interest for each interest period shall be payable on the last day of such Interest Period; it being understood that the Lender has no discretion in making any determination pursuant to this Article 5.

5.5 In the event of default by the Borrower in the payment of the principal amount of the Facility or interest thereon, the Borrower shall pay interest on the principal amount from the date of default to the date of actual payment accruing on a daily basis (i) at an interest rate of 4 % p.a. above the overnight interest rate quoted to the Lender in the London Inter-Bank Market for amounts corresponding to the amount in default, such rate to be determined day by day by the Lender conclusively and binding upon the Borrower, or (ii) at the interest rate payable according to
      Article 5.2 or, as the case may be, 5.3 above plus a margin of 4 % p.a., whichever is higher.

5.6 Without prejudice to the foregoing the Borrower shall indemnify the Lender against any expenses or losses which the Lender may sustain or incur as a consequence of the default by the Borrower in payment of the principal amount of the Facility or interest thereon or any other amount payable hereunder (including all costs incurred by the Lender in respect to the preservation of its rights hereunder).

6.    Repayment


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

      The Borrower shall repay all Advances outstanding in full in one sum on the day which falls 48 months after the date of this Agreement (the "Repayment Date").

7.    Payments

7.1 All payments to be made by the Borrower hereunder on account of principal, interest or otherwise shall be made to the credit of an account opened in the name of the Borrower with the Lender, without set off or any counterclaim (unless such counterclaim to be set-off by the Borrower is undisputed or confirmed by a court decision) and free and clear of and exempt from, and without deduction from or on account of, any present or future taxes, levies, imposts, duties, deductions, withholdings, or other charges of whatever nature, imposed, levied, selected, withheld or assessed by or within the Federal Republic of Germany. If the Borrower is compelled by any applicable law or treaty to deduct any such taxes or make any such other deductions, the Borrower shall pay such additional amounts as may be necessary in order that the payments after such deductions shall equal the amount which would have been required to be paid hereunder in the absence of all such deductions. Any payments falling due on a day which is not a Business Day shall be made on the next Business Day and any interest shall accrue and be payable up to that day.

7.2 Payments insufficient to cover due payment obligations under this Facility Agreement will be applied in the following order:

      -     amounts due, which are not interest and principal;
      -     interest; and
      -     principal.

8.    Increased Costs

      If any applicable treaty, law or regulation or any change, therein or in the interpretation thereof shall subject the Lender to any tax or other charge, which affects the cost to the Lender of making or maintaining the Facility or shall change the basis of taxation of payments to the Lender, except for changes in the rate of tax on the


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

      overall net income of the Lender or shall impose, modify or deem applicable any reserve or deposit requirement against assets held by, or deposits with or for the account of, or advances or facilities by the Lender or there shall occur any other condition or event in the London Inter-Bank Market with respect to this Facility Agreement or the Facility, and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining the Facility or to reduce the amount of principal, interest or other payments, received or receivable by the Lender hereunder, then the Borrower shall pay to the Lender on demand all additional amounts which will indemnify the Lender for such increased cost or reduction applicable to succeeding renewals. In the event that there shall occur any such event, the Lender shall promptly notify the Borrower in writing of such event and its nature, and shall specify to the Borrower the increased costs. The Borrower is entitled to defend any demand for such increased costs by showing that the increased costs as determined by the Lender were falsely calculated and/or do not reflect the legal changes as described in sentence 1 above.

9.    Representations and Warranties

      In consideration of the Lender entering into this Agreement and making and maintaining the Facility provided for hereunder, the Borrower represents and warrants to the Lender in the terms and subject to any limitations of
      Article 18 of the Capex Loan Agreement, mutatis mutandis, on the date of this Agreement and on each interest payment date by reference to the facts and circumstance then subsisting.

10.   Undertakings

      The Borrower agrees to comply at all times with the provision of Article 19 of the Capex Loan Agreement as if the provisions of Article 19 of the Capex Loan Agreement had been set out in this Agreement, mutatis mutandis.

11.   Events of Default


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

      Article 20.1 of the Capex Loan Agreement shall be deemed to be incorporated into this Agreement as of set out in this Agreement in full, mutatis mutandis (each of the events or the circumstances described therein, an "Event of Default").

      If an Event of Default occurs and at any time thereafter if any such event shall then be continuing, but not later than thirty (30 ) days after the Lender becomes aware of the occurrence of such an event, then and in any such event, the Lender's obligation to make or maintain the Facility shall immediately terminate and if the Facility shall have been drawn down all amounts outstanding hereunder, including interest and other sums due, shall on the Lender's written demand become immediately due and payable.

      The Borrower shall indemnify the Lender against the actual loss or expenses, as conclusively certified to it by the Lender, which the Lender sustains as a direct consequence of any repayments made under this Article 11 on a day which is not the last day of an Interest Period.

12.   Fees, Costs and Expenses

12.1 The Borrower shall pay to the Lender a commitment fee of 0.25 % p.a. (in words: zero point two five per cent per annum) on the undisbursed amount of the Facility from the signing date of this Facility Agreement until full disbursement of the Facility or, as the case may be, until the Repayment Date; the commitment fee to be payable semi-annually in arrears on January 12 and July 12 of each year, for the first time on July 12, 1998.

12.2 The Borrower shall pay to the Lender an underwriting flat fee in the amount of DM 75,000, which shall be due and payable not later than five
      (5) Business Days after the signing date of this Facility Agreement.

12.3 The Borrower shall reimburse the Lender all costs and expenses incurred by the Lender in connection with the enforcement of this Facility Agreement, including (but not limited to) value added taxes and the fees and expenses of legal advisors of the Lender.


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

13.   Assignment

      This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assignees. The Borrower may not assign, however, any of its rights, duties or obligations hereunder without the Lender's prior written consent. The Lender may at any time sell, assign, transfer or otherwise dispose of all or part or its rights, duties and obligations hereunder to any other bank of like standing. References to the Lender under this Agreement shall be construed to be references to such bank as if it were an original party hereto.

14.   No Waiver

      No failure to exercise nor any delay in exercising on our part any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any right provided by law.

15.   Communications

      The correspondence between the parties shall be in the English or German language.

16.   General Legal Provisions

16.1 This Facility Agreement shall be governed by and construed in accordance with the laws of Germany. Place of jurisdiction shall be Munich. The Lender shall be entitled, however, to assert any legal action against the Borrower also before any other country, where assets of the Borrower are located.


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

16.2 Should any of the provisions of this Facility Agreement be or become invalid in whole or in part, the other provisions shall remain in force. The invalid provision shall, according to the intent and purpose of this Facility Agreement, be deemed to be re-placed by such valid provision, which in its economic effect comes as close as legally possible to that of the invalid provision.


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

                                January  , 1998

                    Bayerische Vereinsbank Aktiengesellschaft

                   ...........................................

                                January  , 1998

                             Steinbeis Gessner GmbH

                   ...........................................


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